As filed with the Securities and Exchange Commission on February 21, 2003 File No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LEARNING TREE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	95-3133814
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

6053 WEST CENTURY BOULEVARD LOS ANGELES, CALIFORNIA	90045-0028
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

AMENDED AND RESTATED LEARNING TREE INTERNATIONAL, INC.

1999 STOCK OPTION PLAN

(FULL TITLE OF THE PLAN)

DAVID C. COLLINS, CHIEF EXECUTIVE OFFICER

6053 WEST CENTURY BOULEVARD

LOS ANGELES, CALIFORNIA 90045-0028

(NAME AND ADDRESS OF AGENT FOR SERVICE)

(310) 417-9700

(TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

IT IS REQUESTED THAT COPIES OF COMMUNICATIONS BE SENT TO:

THEODORE E. GUTH, ESQ.

GUTH | CHRISTOPHER LLP

10866 WILSHIRE BOULEVARD, SUITE 1250

LOS ANGELES, CALIFORNIA 90024

(310) 234-6939

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share, and options to purchase such Common Stock	2,464,000 shares	$11.545	$28,446,880	$2,617.00

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.
(2)	Pursuant to Rule 457(h), estimated solely for the purpose of calculating the registration fee on the basis of the average of the high ($11.93) and low ($11.16) sale prices of the Registrant’s Common Stock on the Nasdaq National Market on February 20, 2003.

INTRODUCTION

This Registration Statement on Form S-8 is being filed to register 2,464,000 additional shares of Learning Tree International, Inc. (“Learning Tree”) Common Stock which have been reserved for issuance under the Amended and Restated Learning Tree International, Inc. 1999 Stock Option Plan (“Learning Tree’s 1999 Stock Option Plan”). In accordance with General Instruction E to Form S-8, the contents of Learning Tree’s previous registration statement on Form S-8 related to the Learning Tree International, Inc. 1999 Stock Option Plan, filed on March 9, 2000 (File No. 333-32062), are hereby incorporated by reference.

We will not be able to obtain the written consent of Arthur Andersen LLP (“Arthur Andersen”) to our incorporation by reference in this registration statement of Arthur Andersen’s report dated November 8, 2001, on the consolidated financial statements of Learning Tree and its subsidiaries as of September 30, 2000 and 2001, and for each of the three years in the period ended September 30, 2001, as required by Section 7 of the Securities Act of 1933. Accordingly, participants in Learning Tree’s 1999 Stock Option Plan who acquire shares of our Common Stock covered by this registration statement will not be able to sue Arthur Andersen pursuant to section 11 (a)(4) of the Securities Act with respect to this registration statement and, therefore, ultimate recovery on a successful claim may be limited. The ability of participants in Learning Tree’s 1999 Stock Option Plan to recover from Arthur Andersen may also be limited as a result of Arthur Andersen’s financial condition or other matters resulting from the various civil and criminal lawsuits against that firm.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION.*

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

Learning Tree has filed the following documents with the Securities and Exchange Commission (the “Commission”), each of which is incorporated herein by reference:

(a)	Learning Tree’s Annual Report on Form 10-K for the period ended September 30, 2002, which is Learning Tree’s latest annual report filed pursuant to Section 13(a) of the Securities Act, that contains audited financial statements for Learning Tree’s latest fiscal year for which such statements have been filed.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the period ended December 31, 2002, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”).

(c)	The description of Learning Tree’s Common Stock as set forth under the caption “Description of Capital Stock” in Learning Tree’s registration statement on Form S-1, File No. 333-12421, as filed with the Commission on September 20, 1996, and any other amendments or reports thereto filed with the Commission for the purpose of updating such description.

In addition, all documents filed subsequent to the date of this Registration Statement by Learning Tree pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Theodore E. Guth resigned as a director of Learning Tree in June 2001. He is a partner in Guth | Christopher LLP. Mr. Guth owns 1,211,064 shares of Learning Tree Common Stock, as trustee, and also holds, in his own name, options to purchase 5,000 shares of Learning Tree Common Stock, of which 3,333 shares are vested.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article Eight of the Amended and Restated Certificate of Incorporation of the Company and Article VIII of the By-laws of the Company (filed as Exhibits 4.3 and 4.4 hereto, respectively) provide for indemnification of officers and directors and are incorporated herein by this reference.

Section 145 of the General Corporation Law of the State of Delaware provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceedings because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him in connection with such suit or proceedings if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation.

In accordance with Section 145 of the General Corporation Law of the State of Delaware, the Company has entered into an agreement with its directors and certain of its officers indemnifying them to the fullest extent permitted by law. The indemnification provisions, and the indemnification agreements entered into between the Company and its directors and certain of its officers, may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities arising under the Securities Act.

In addition, the Company also maintains insurance policies under which its directors and officers are insured. Within the limits of these policies, the Company’s directors and officers are insured against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Company.

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Item 8. EXHIBITS.

Exhibit Number

4.1

Amended and Restated Learning Tree International, Inc. 1999 Stock Option Plan, Inc. (incorporated by reference to

Exhibit A to Learning Tree’s Proxy Statement on Form 14A, as filed with the Commission on January 25, 2002).

4.2	Form of Option Grants.

4.3

Amended and Restated Certificate of Incorporation of Learning Tree (incorporated by reference to Exhibit 3.1 to

Amendment No.1 to Learning Tree’s registration statement on Form S-1, File Number 33-97842, as filed with the

Commission on November 13, 1995 (“Amendment No. 1”)).

4.4	By-laws of Learning Tree (incorporated by reference to Exhibit 3.2 of Amendment No. 1).

4.5	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 1).

5.1	Opinion of Guth | Christopher LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Arthur Andersen LLP*

23.3	Consent of Guth | Christopher LLP (included in their opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on signature page of this Registration Statement).

*	A consent from Arthur Andersen LLP has been omitted in reliance on Rule 437a under the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Act, Learning Tree certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on February 21, 2003.

LEARNING TREE INTERNATIONAL, INC.

By:	/s/ DAVID C. COLLINS
David C. Collins, Ph.D.
Chairman of the Board of Directors and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. David C. Collins, Eric R. Garen and Mary C. Adams, jointly and severally, as attorneys-in-fact, each with power of substitution, for such person in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID C. COLLINS, Ph.D. David C. Collins, Ph.D.	Chairman of the Board of Directors and Chief Executive Officer (principal executive Officer)	February 21, 2003

/s/ ERIC R. GAREN Eric R. Garen	President and Director	February 21, 2003

/s/ GARY R. WRIGHT Gary R. Wright	Chief Financial Officer and Secretary (principal financial officer and principal accounting officer)	February 21, 2003

/s/ W. MATHEW JUECHTER W. Mathew Juechter	Director	February 21, 2003

/s/ MICHAEL W. KANE, Ph.D. Michael W. Kane, Ph.D.	Director	February 21, 2003

/s/ HOWARD A. BAIN III Howard A. Bain III	Director	February 21, 2003

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EXHIBIT INDEX

Exhibit Number

4.1

Amended and Restated Learning Tree International, Inc. 1999 Stock Option Plan, Inc. (incorporated by reference to Exhibit A to Learning Tree’s Proxy Statement on Form 14A, as filed with the Commission on January 25, 2002).

4.2	Form of Option Grants.

4.3

Amended and Restated Certificate of Incorporation of Learning Tree (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Learning Tree’s registration statement on Form S-1, File Number 33-97842, as filed with the Commission on November 13, 1995 (“Amendment No. 1”)).

4.4	By-laws of Learning Tree (incorporated by reference to Exhibit 3.2 of Amendment No. 1).

4.5	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 1).

5.1	Opinion of Guth | Christopher LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Arthur Andersen LLP*

23.3	Consent of Guth | Christopher LLP (included in their opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on signature page of this Registration Statement).

*	A consent from Arthur Andersen LLP has been omitted in reliance on Rule 437a under the Securities Act of 1933.

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